UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2015

MID-AMERICA APARTMENT COMMUNITIES, INC.

MID-AMERICA APARTMENTS, L.P.

(Exact name of registrant as specified in its charter)

Tennessee Tennessee	001-12762 333-190028-01	62-1543819 62-1543816
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6584 Poplar Avenue, Suite 300 Memphis, Tennessee		38138
(Address of principal executive offices)		(Zip Code)

(901) 682-6600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 9, 2015, Mid-America Apartment Communities, Inc. (the “Company”) and Mid-America Apartments, L.P. (the “Operating Partnership”) entered into separate Distribution Agreements (each, an “Agreement” and collectively, the “Agreements”) with each of J.P. Morgan Securities LLC, BMO Capital Markets Corp. and KeyBanc Capital Markets Inc. (the “Agents”) for the purpose of selling shares of the Company’s common stock, par value $0.01 per share, in at-the-market offerings or negotiated transactions. The Agreements effectively serve as a renewal and update of the Company’s existing at-the-market program, which the Company used from time to time subject to general market conditions and the Company’s capital needs.

In accordance with the terms of the Agreements, the Company may issue and sell up to 4,000,000 shares of its common stock (the “Shares”), from time to time, through the Agents, as sales agents, or directly to the Agents, acting as principal. Sales, if any, of Shares made through the Agents, as sales agents, may be made by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices or as otherwise agreed to by the Company and the applicable Agent. Each Agent will be entitled to a commission that will not exceed, but may be lower than, 2.0% of the gross sales price per share of our common stock sold through such Agent, as sales agent, under the applicable Agreement.

The Company may sell the Shares in amounts and at times to be determined by the Company from time to time, although the Company has no obligation to sell any of the Shares. Actual sales will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Company’s common stock, capital needs and determinations by the Company of the appropriate sources of funding for the Company. The Company will contribute the net proceeds from the sale of the Shares to the Operating Partnership, of which the Company is the sole general partner. The Operating Partnership intends to use the net proceeds for general corporate purposes, which may include, among other things, the acquisition and development of apartment communities, the improvement of apartment communities and the repayment of debt. The Company or any of the Agents may at any time suspend the offering or terminate the applicable Agreement pursuant to the terms of such Agreement.

Under the terms of the Agreements, the Company may, if agreed to by the applicable Agent, also sell Shares to any of the Agents, as principal, at a price per share and underwriting discount (which may exceed 2.0% of the public offering price) to be agreed upon at the time of sale. However, none of the Agents has any obligation to agree to purchase Shares as principal.

The Shares will be offered pursuant to an effective shelf registration statement jointly filed by the Company and the Operating Partnership with the Securities and Exchange Commission on December 9, 2015 (File Nos. 333-208398 and 333-208398-01), and a related prospectus supplement dated December 9, 2015. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any of the Shares.

The foregoing description of certain terms of the Agreements and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreements, which are attached as Exhibits 1.1, 1.2 and 1.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01.	Other Events.

On December 8, 2015, the Company issued a press release announcing the Company’s Board of Directors voted to increase the quarterly dividend to an annual rate of $3.28 per common share and unit and declared its 88th consecutive quarterly dividend, which will be paid on January 29, 2016 to holders of record on January 15, 2016.

The foregoing description of the press release does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the press release, which is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On December 8, 2015, the Board of Directors of the Company authorized the repurchase of up to 4,000,000 shares of the Company’s outstanding common stock, which represents approximately 5.3% of the fully diluted outstanding common stock. This authority replaces and supersedes the approximately two million shares remaining under the Company previously authorized share repurchase program.

The Company believes an equally sized at-the-market offering program, as described above under Item 1.01 of this Current Report, and a share repurchase program provides the appropriate flexibility to strategically purchase or sell the Company’s common stock in response to capital market conditions and in furtherance of the Company’s corporate strategy.

Repurchases under the share repurchase program will be made in open market or in privately negotiated transactions or pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934. This authority may be exercised from time to time and in such amounts as market conditions warrant, and subject to regulatory considerations. The timing, manner, price and actual number of shares repurchased will depend on a variety of factors including price, corporate and regulatory requirements, market conditions, and other corporate liquidity requirements and priorities. The share repurchase program may be suspended, modified or terminated at any time for any reason without prior notice. The share repurchase program does not obligate the Company to acquire any specific number of shares, and all open market repurchases will be made in accordance with applicable rules and regulations setting forth certain restrictions on the method, timing, price and volume of open market stock repurchases. Any repurchases are intended to make appropriate adjustments to the Company’s capital structure, including meeting share requirements relating to employee benefit plans and for general corporate purposes.

Forward-Looking Statements

This and other sections of this Current Report are deemed to contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the Company’s expectations for future periods. Forward-looking statements do not discuss historical fact, but instead include statements related to expectations, projections, intentions or other items related to the future. Such forward-looking statements include, without limitation, statements concerning property acquisitions and dispositions, joint venture activity, development and renovation activity as well as other capital expenditures, capital raising activities, rent and expense growth, occupancy, financing activities and interest rate and other economic expectations. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of operations, financial condition, performance or achievements to be materially different from the results of operations, financial conditions, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, unanticipated adverse business developments affecting the company or its properties and adverse changes in the real estate markets and general and local economies and business conditions. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate, and therefore such forward-looking statements included in this press release may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included in this press release, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results of operations, financial condition, performance or achievements described in or implied by such statements or objectives and plans will be achieved.

Reference is hereby made to the filings of the Company with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, current reports on Form 8-K, and its annual report on Form 10-K, particularly including the risk factors contained in the latter filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed pursuant to Item 9.01:

Exhibit No.	Description

1.1	Distribution Agreement, dated December 9, 2015, by and among Mid-America Apartment Communities, Inc., Mid-America Apartments, L.P. and J.P. Morgan Securities LLC

1.2	Distribution Agreement, dated December 9, 2015, by and among Mid-America Apartment Communities, Inc., Mid-America Apartments, L.P. and BMO Capital Markets Corp.

1.3	Distribution Agreement, dated December 9, 2015, by and among Mid-America Apartment Communities, Inc., Mid-America Apartments, L.P. and KeyBanc Capital Markets Inc.

5.1	Opinion dated December 9, 2015 from Baker, Donelson, Bearman, Caldwell & Berkowitz, PC

8.1	Opinion dated December 9, 2015 from Baker, Donelson, Bearman, Caldwell & Berkowitz, PC

23.1	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (included in Exhibits 5.1 and 8.1)

99.1	Press Release, dated December 8, 2015, issued by Mid-America Apartment Communities, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID-AMERICA APARTMENT COMMUNITIES, INC.

Date: December 9, 2015	By:	/s/ Albert M. Campbell, III
Albert M. Campbell, III
Executive Vice President and Chief Financial Officer, (Principal Financial and Accounting Officer)

MID-AMERICA APARTMENTS, L.P.

	By:	Mid-America Apartment Communities, Inc., its general partner

Date: December 9, 2015	By:	/s/ Albert M. Campbell, III
Albert M. Campbell, III
Executive Vice President and Chief Financial Officer, (Principal Financial and Accounting Officer)